Exhibit 23 Page 1    Consent  of  Williams  &  Webster


                            Williams & Webster, P.S.
               CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS
   BANK OF AMERICA FINANCIAL CENTER - 601 W. RIVERSIDE, SUITE 1940 - SPOKANE, WA
                                   99201-0611

      509-838-5111 FAX: 509-838-5114 - E-MAIL: WWPCPAS@WILLIAMS-WEBSTER.COM




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ------- -- --------- ------ -----------


Board  of  Directors
Healthcare  Software,  Inc.
Celebration,  FL



We consent to the use of our report dated July 21, 2000, on the financial statements of Healthcare Software, Inc. as of June 30, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/S/
Williams  &  Webster,  P.S.
Spokane,  Washington

August  11,2000


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Exhibit 23 Page 2    Consent  of  Richard  D.  Seay,  Attorney  At  Law

                                 RICHARD D. SEAY
                                 ATTORNEY AT LAW

215  NORTH  -FEDEERAL  HIGHWAY                                         TELEPHONE
DANIA,  FLORIDA  33004                                                  925-8228
FAX-                                                                    925-8299

     August  16,  2000

     Board  of  Directors
     Healthcare  Software,  Inc.
     611  Mulberry  Rd
     Celebration,  FL  3474

          Re:  Healthcare  Software,  Inc.  ("the  Company")
               Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2

           TO  WHOM  IT  MAY  CONCERN:

     You have requested the opinion and consent of this law office, as counsel, with :respect to the proposed issuance and public distribution of certain securities of the Company pursuant to the filing of a Registration Statement on Form SB-2 with the Securities and Exchange Commission.

     The proposed offering and public distribution relates to 200,000 shares of Common Stock of the Company, $.0001, par value to be offered and sold to the public at a price of $5.00, per share. In addition, 666,666, shares of Common Stock of the Company, previously issued to initial shareholders of the Company, will also be concurrently registered with the offering, so that the total number of shares of Common Stock to be registered by the Company is 866,666. The initial shareho1ders, whose shares are being registered, have agreed not to sell any of their shares until the Company has closed their offering pursuant to this Form SB-2 Registration. These shares are being registered in order to make them freely tradable, but registration does not necessarily mean that any or all of these shares will, in fact, be sold.

     It is the undersigned's opinion that the shares of common stock will, when issued in accordance with the terms and conditions set forth in the Registration Statement, be duly authorized, validly issued, fully paid and nonassessahle shares of common stock of the Company in accordance with the corporation laws of the State of Nevada.

     The undersigned hereby consents to be named as counsel for the Company in the Registration Statement and prospectus included therein

                                 Sincerely  Yours,
                                 /S/  Richard  D.  Seay,  Esquire


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